UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

COMMUNITY BANCORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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	(1)	Amount Previously Paid:
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April __, 2010

Dear Fellow Shareholders:

Please join us for the Annual Meeting of the Shareholders of Community Bancorp., which will be held at 5:30 p.m. at the Elks Club, Derby, Vermont, on Tuesday, May 18, 2010. As in prior years, a dinner will be served following the meeting.

Our proxy materials and Annual Report for 2009 are enclosed for your review.

At the meeting, you will be asked to vote on the election of four incumbent directors to a three year term expiring in 2013 and to ratify the selection of the Company’s external auditors.

This year your Board is also asking that you approve a proposed amendment to the Company’s Articles of Association which would add a supermajority and fair price provision that would apply to certain change of control situations involving a 5% or more shareholder or its affiliates. The proposed amendment would require a supermajority vote of shareholders in order to approve certain business combination transactions involving a substantial shareholder, unless the transaction is either approved by at least two-thirds of the Company’s directors who are not affiliated with the substantial shareholder, or the price to be paid meets a specified fairness standard. We believe this provision will help avoid abusive change of control transactions and help ensure that all of the Company’s shareholders will be treated fairly. While we are not aware of any current attempt to acquire control of the Company, your Board believes it is prudent for the Company to adopt the measure now, during a period of relative stability in the Company’s affairs, in order to ensure that these procedural protections will be in place should the need for them arise in the future.

Your participation in the voting is important. Please be sure to sign, date and return your proxy card promptly so that your shares will be represented and can be voted at the meeting whether or not you are present in person. You may withdraw your proxy and vote in person at the meeting if you choose to do so.

If you hold your shares through a broker, please note that under brokerage industry rules your broker will not have authority to vote your shares in the election of directors (Proposal 1) or on the proposal to adopt the supermajority and fair price provision (Proposal 2) unless you furnish voting instructions.

As always, thank you for your continued support of Community Bancorp. I look forward to seeing you at the annual meeting.

Sincerely,

COMMUNITY BANCORP.

Richard C. White

Chairman

Enclosures

COMMUNITY BANCORP.

Derby Road

Route 5

Derby, Vermont 05829

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 18, 2010

The annual meeting of shareholders of Community Bancorp. will be held at the Elks Club, Derby, Vermont, on Tuesday, May 18, 2010, at 5:30 p.m., for the following purposes:

1.

To elect four directors to the class whose term will expire at the 2013 annual meeting of shareholders;

2.

To amend the Company’s Articles of Association to add a supermajority and fair price provision that would apply to certain change of control transactions;

3.

To ratify the selection of the independent public accounting firm of Berry, Dunn, McNeil & Parker as the Company’s external auditor for the fiscal year ending December 31, 2010; and

4.

To transact such other business as may properly be brought before the meeting.

The close of business on March 9, 2010, has been fixed as the record date for determining holders of the Company’s common stock entitled to notice of, and to vote at, the annual meeting.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2010 ANNUAL SHAREHOLDERS MEETING

This proxy statement, the proxy card and our Annual Report to Shareholders for the year ended December 31, 2009, are available on the internet and may be accessed at http://www.cfpproxy.com/5982/.

By Order of the Board of Directors,

CHRIS BUMPS

Corporate Secretary

Derby, Vermont

April __, 2010

YOUR PROXY IS ENCLOSED. PLEASE FILL IN, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. IT IS IMPORTANT THAT YOU RETURN YOUR COMPLETED PROXY PROMPTLY.

INDEX

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
GENERAL VOTING INFORMATION
Who is entitled to vote at the annual meeting?
How many shares are entitled to vote at the meeting?
How many votes do I have?
How do I vote?
What are “broker non-votes”?
Are the Proposals to be voted on at the Annual Meeting considered routine or non-routine for broker voting?
How do I vote if my shares are held in the name of a broker or bank?
How do I vote if my shares are held in the Company’s 401(k) Plan?
What does it mean if I received more than one proxy card?
Can I change my vote after submitting the proxy card?
What constitutes a quorum and how are votes counted for that purpose?
How many votes are required for the election of directors (Proposal 1)?
How many votes are required to adopt the proposed amendment to the Company’s Articles of Association to add a supermajority and fair price provision (Proposal 2)?
How many votes are required to ratify the selection of Berry, Dunn, McNeil & Parker as the Company’s independent auditor (Proposal 3)?
How many votes are required to approve any other matter that may come before the meeting?
What is the Board of Directors’ recommendation on how I should vote my shares?
How would my shares be voted if I do not specify how they should be voted?
When will the vote results be announced?
How are proxies being solicited and who pays the expenses?
May shareholders submit nominations for election as directors or for consideration of other matters?
What is the deadline to submit a shareholder proposal for inclusion in the Company’s 2010 annual meeting proxy statement?
SHARE OWNERSHIP INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
PROPOSAL 1 – ELECTION OF DIRECTORS
Director Qualifications
Directors’ Fees and Other Compensation
Directors’ Deferred Compensation Plan
Directors’ Retirement Plan
Director Compensation Table
Vote Required
CORPORATE GOVERNANCE
Director Independence
Board and Shareholder Meeting Attendance
Board Leadership Structure and Risk Oversight
Board Committees
Shareholder Communications with the Board
Attendance at Annual Shareholders Meeting
Compensation Committee Interlocks and Insider Participation
Transactions with Management
AUDIT COMMITTEE REPORT
EXECUTIVE OFFICERS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
Executive Compensation Program Objectives
Summary Compensation Table

Officer Incentive Plan
Supplemental Retirement Plan for Executives
Retirement Savings Plan
Perquisites and other Personal Benefits
Health and Welfare Benefits
PROPOSAL 2 – AMENDMENT OF ARTICLES OF ASSOCIATION TO ADOPT SUPERMAJORITY AND FAIR PRICE PROVISION
Potential Antitakeover Effects
Vote Required
PROPOSAL 3 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
Pre-Approval Required for Services of Independent Auditors
Fees Paid to Independent Auditors
Vote Required
ANNUAL REPORT
SHAREHOLDER NOMINATIONS AND OTHER PROPOSALS
Bylaw Requirements for Shareholder Nominations and Other Proposals
Use of Discretionary Authority in Connection with Shareholder Nominations and Proposals
Inclusion of Shareholder Proposals in Company Proxy Materials
OTHER MATTERS
VOTING QUESTIONS OR OTHER SHAREHOLDER ASSISTANCE

COMMUNITY BANCORP.

Derby Road

Route 5

Derby, Vermont 05829

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 18, 2010

This proxy statement is furnished to our shareholders in connection with the solicitation of proxies by the Board of Directors of Community Bancorp. (the “Company”) for use at the annual meeting of shareholders and any adjournments of that meeting. The annual meeting will be held on Tuesday, May 18, 2010, at 5:30 p.m. at the Elks Club in Derby, Vermont. This proxy statement and related proxy card are first being sent to shareholders on or about April __, 2010.

GENERAL VOTING INFORMATION

Who is entitled to vote at the annual meeting?

Only holders of record of the Company’s common stock, $2.50 par value per share, on the record date for the meeting are entitled to vote at the meeting. The record date for the meeting is the close of business on March 9, 2010.

There are 25 shares of the Company’s Series A Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”). The holders of those shares are not entitled to vote on any matter to be presented for vote of the shareholders at the annual meeting.

How many shares are entitled to vote at the meeting?

As of the record date for the meeting (March 9, 2010), there were 4,550,745 shares of our common stock issued and outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the meeting.

How many votes do I have?

Each issued and outstanding share of the Company’s common stock that you hold of record or through a nominee is entitled to one vote on each matter presented for vote at the meeting.

How do I vote?

If you are a shareholder of record, you may vote by completing and returning the enclosed proxy card in the postage-paid envelope or by voting in person at the meeting. You are a shareholder of record if you own Company common stock in your own name on the stock records maintained by our transfer agent, Registrar and Transfer Company. A written ballot will be distributed at the meeting for those shareholders of record who wish to vote in person.

How do I vote if my shares are held in the name of a broker or bank?

If you received this proxy statement from your broker or bank, your broker or bank should have given you instructions for how you can direct the voting of your shares. It will then be your broker’s responsibility to vote your shares for you in the manner you direct.

What are “broker non-votes”?

Under the rules of various national and regional securities exchanges, brokers may generally vote shares they hold for their customers in “street name” on routine matters, even without specific instructions from the beneficial owner, but cannot vote on non-routine matters unless they have received voting instructions. If there is a non-routine matter presented to shareholders at a meeting and your broker does not receive instructions from you on how to vote on the matter, your broker will return the proxy card to us, indicating that he or she does not have the authority to vote on the matter. This is generally referred to as a “broker non-vote” and may affect the outcome of the voting on certain matters.

Are the Proposals to be voted on at the Annual Meeting considered routine or non-routine for broker voting?

PROPOSAL 1: Due to a change in brokerage industry rules, effective January 1, 2010, even an uncontested election of directors is considered a non-routine matter for purposes of broker voting authority. Therefore, voting instructions are required.

PROPOSAL 2: The proposal to amend the Company’s Articles of Association to adopt a supermajority and fair price provision is considered a non-routine matter for purposes of broker voting authority. Therefore, voting instructions are required.

PROPOSAL 3: Ratification of the selection of the Company’s independent auditors is considered a routine matter for purposes of broker voting authority.

It is especially important this year that you provide directions to your broker promptly as to how you want your shares voted at the 2010 annual meeting, especially on Proposals 1 and 2. We urge you to carefully follow the instructions your broker gives you concerning its voting procedures in order to ensure that your shares will be voted at the meeting on all of the proposals.

How do I vote if my shares are held in the Company’s 401(k) Plan?

If you are a participant in the Company stock fund under the Company’s Retirement Savings 401(k) Plan, you will receive a proxy card to vote the prorated number of shares in which you own an interest indirectly through that fund, together with a postage-paid envelope to return your completed proxy card to Registrar and Transfer Company, the Company’s transfer agent, which will tabulate the votes of plan participants. A single proxy card is then submitted to the Company reflecting the aggregate of the votes on all completed proxies submitted by plan participants. The Company is not informed about how individual participants voted on any item.

What does it mean if I received more than one proxy card?

If you received more than one proxy card, your shares are registered in different names (for example, “John Smith” and “J. Smith”) or are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. For instructions on how to register all your accounts in the same name and address, you should contact the Corporate Secretary at 802-334-7915 or our transfer agent, Registrar and Transfer Company, at the contact location shown on the last page of this proxy statement.

Can I change my vote after submitting the proxy card?

Yes. If you submit your proxy card for shares registered in your name and later decide that you wish to change or revoke your proxy, you may do so at any time before the proxy is exercised at the annual meeting, by

•

giving written notice of revocation to Chris Bumps, Corporate Secretary, Community Bancorp., P.O. Box 259, Derby, Vermont 05829;

•

executing a later-dated proxy card and giving written notice to the Corporate Secretary; or

•

voting in person after giving written notice of revocation of your proxy to the Corporate Secretary.

If you need another proxy card to revoke an earlier proxy or if you have any questions about proxy voting procedures, please call the Corporate Secretary at 802-334-7915. You may also download and print a copy of the proxy card from the internet at http://www.cfpproxy.com/5982/.

The last vote you submit will supersede all your prior vote(s).

If your shares are held through a broker or other nominee and you wish to change your vote, you should contact the broker or nominee for instructions. Similarly, if your shares are held in the Company’s 401(k) Plan and you wish to change your vote, you should contact Registrar and Transfer Company for instructions. Contact information for Registrar and Transfer Company is shown on the last page of this proxy statement.

What constitutes a quorum and how are votes counted for that purpose?

In order to convene the meeting, a quorum must be present, and in order to take action on any matter, a quorum must be present as to such matter. A majority (more than 50%) of the outstanding shares of the Company’s common stock, present in person or represented by proxy and entitled to vote, will constitute a quorum to convene the meeting and to take action as to each matter to be acted upon at the meeting. Shares represented by proxies or ballots, including those marked “WITHHOLD AUTHORITY” on Proposal 1 (Election of Directors) or “ABSTAIN” on Proposal 2 (Amendment of Articles of Association to Adopt Supermajority and Fair Price Provision) or Proposal 3 (Ratification of Selection of Independent Auditors) will be treated as shares present or represented at the meeting and entitled to vote for purposes of determining a quorum. Broker non-votes on Proposals 1 and 2, which are considered non-routine matters for purposes of broker voting authority, will not be considered as shares present and entitled to vote in determining whether a quorum is present. Broker non-votes on Proposal 3, which is considered a routine matter for purposes of broker voting authority, will be considered as shares present and entitled to vote in determining whether a quorum is present.

How many votes are required for the election of directors (Proposal 1)?

Under our Articles of Incorporation and bylaws, in order to be elected under Proposal 1 (Election of Directors) a nominee for director must receive the affirmative vote of the holders of at least a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Broker non-votes, if any, and shares represented by proxies or ballots marked “WITHHOLD” on Proposal 1, with respect to one or more individual nominees or to the entire slate of nominees, will have the same effect on the outcome of the election as a vote against the nominees or slate of nominees, as the case may be.

How many votes are required to adopt the proposed amendment to the Company’s Articles of Association to add a supermajority and fair price provision (Proposal 2)?

Approval of the proposal to amend the Company’s Articles of Association to add a supermajority and fair price provision (Proposal 2) will require the affirmative vote of at least 51% of the Company’s outstanding shares of common stock.

How many votes are required to ratify the selection of Berry, Dunn, McNeil & Parker as the Company’s independent auditor for 2010 (Proposal 3)?

Approval of selection of the Company’s independent auditor for 2010 will require that more votes are cast “FOR” than are cast “AGAINST” the proposal. Votes to “ABSTAIN” on Proposal 3 and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the outcome of the vote on Proposal 3.

How many votes are required to approve any other matter that may come before the meeting?

As of the date of this proxy statement, our management and directors do not know of any matter that may be put to a vote at the meeting other than Proposals 1, 2 and 3. If any such matter does arise and is not ruled out-of-order by the Chair, any shares represented by proxies may be voted at the discretion of the attorneys-in-fact named in the proxies, to the extent permitted by law, in accordance with the recommendations of management. Under Vermont law, approval of any such other matter would ordinarily require that more votes be cast for the matter than against. Abstentions from voting and broker non-votes, if any, would not be treated as votes cast and therefore, would have no effect on the vote to approve any such other matter.

What is the Board of Directors’ recommendation on how I should vote my shares?

The Board recommends that you vote FOR Proposals 1, 2 and 3.

How would my shares be voted if I do not specify on the proxy how they should be voted?

If you sign and return your proxy card without indicating how you want your shares to be voted, the persons appointed as proxies by the Board of Directors will vote your shares FOR approval of Proposals 1, 2 and 3, and in accordance with the recommendations of management on any other matter presented for vote at the meeting.

When will the vote results be announced?

The Company will appoint inspectors of election to count the votes on all Proposals and any other matter voted on at the meeting, and the vote results will be announced at the annual meeting. The voting results will also be disclosed in a report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) within four business days after the meeting.

How are proxies being solicited and who pays the expenses?

Proxies are being solicited by mail. They may also be solicited by the Company’s directors and officers and by the directors, officers and employees of the Company’s wholly-owned subsidiary, Community National Bank. Those individuals may solicit proxies personally or by telephone or electronic communication but they will not receive any additional compensation for such efforts. In addition, the Company has arranged with brokerage houses, banks and other custodians, nominees and fiduciaries to send the proxy materials to their principals and will reimburse them for out-of-pocket expenses they incur in forwarding the materials.

May shareholders submit nominations for election as directors or for consideration of other matters?

Our bylaws include a process shareholders should follow if they wish to submit director nominations or propose other action for vote by the shareholders. The deadline for submissions relating to the 2010 annual meeting was January 19, 2010. Under the bylaws, shareholder proposals and nominations that a shareholder wishes to present for vote at the 2011 annual meeting must be submitted no earlier than November 19, 2010 and no later than January 18, 2011. Additional information about this process is contained elsewhere in this proxy statement under the caption “SHAREHOLDER NOMINATIONS AND OTHER PROPOSALS—Bylaw Requirements for Shareholder Nominations and Other Proposals.” This process applies whether or not the shareholder wishes to include the proposal in the Company’s proxy materials.

In addition, the Corporate Governance/Nominating Committee of the Board of Directors will consider recommendations made by shareholders for possible board nominees. Additional information about this process is contained elsewhere in this proxy statement under the caption “CORPORATE GOVERNANCE—Board Committees–Corporate Governance/Nominating Committee.”

What is the deadline to submit a shareholder proposal for inclusion in the Company’s 2010 annual meeting proxy statement?

The deadline under SEC rules for submitting a proposal you wish to include in the Company’s proxy statement is earlier than the general deadline under the bylaws for providing notice of proposals to the Company. The SEC rule deadline for the 2011 annual meeting is December 14, 2010. Proposals may be excluded or included based on applicable rules. Additional information about this process is contained elsewhere in this proxy statement under the caption “SHAREHOLDER NOMINATIONS AND OTHER PROPOSALS—Inclusion of Shareholder Proposals in Company Proxy Materials.” This process is separate from the process referred to above that is contained in our bylaws.

SHARE OWNERSHIP INFORMATION

The following table shows the amount of our common stock and Series A Preferred Stock beneficially owned by all of our incumbent directors, nominees and executive officers, individually and as a group, as of March 9, 2010, the record date for the meeting. Except as otherwise indicated in the footnotes to the table, the named individuals possess sole voting and investment power over the shares listed.

	COMMON STOCK Number of Shares Beneficially Owned and Percent of Class		SERIES A PREFERRED STOCK Number of Shares Beneficially Owned and Percent of Class
	Number of Shares	Percent of Class	Number of Shares	Percent of Class

Directors and Nominees
Thomas E. Adams (1)	27,734.61%
Charles W. Bucknam, Jr.	2,100.05%
Aminta K. Conant	1,098.02%
Jacques R. Couture (2)	13,882.31%
Elwood G. Duckless (3)	160,083	3.52%	2	8%
Frederic Oeschger	26,450.58%
Rosemary M. Lalime	55,055	1.21%
Stephen P. Marsh (4)	63,169	1.39%
Dorothy R. Mitchell	6,453.14%
Anne T. Moore	23,214.51%
Peter J. Murphy (5)	11,843.26%		3	12%
Richard C. White (6)	72,012	1.58%
Non-Director Executive Officers
Kathryn M. Austin (7)	19,694.43%
Terrie L. McQuillen (8)	4,265.09%
All Directors, Nominees & Executive Officers as a Group (15 in number) (9)	491,504	10.80%	5	20%

(1)	Includes 11,545 shares held in an IRA for Mr. Adams’ benefit.
(2)

Includes (i) 5,576 shares held by Mr. Couture jointly with his wife, as to which voting and investment power is shared; (ii) 93 shares held jointly with Mr. Couture’s son; (iii) 2,575 shares held in an IRA for Mr. Couture’s benefit; and (iv) 2,583 shares held in an IRA for the benefit of Mr. Couture’s spouse.

(3)	Includes 30,944 common shares held in trust for the benefit of Mrs. Duckless. Mr. Duckless has shared voting and investment power over such shares.
(4)

Includes (i) 28,556 shares held by Mr. Marsh jointly with his wife, as to which voting and investment power is shared; and (ii) 33,711 shares indirectly owned by Mr. Marsh through his participation in the Community Bancorp. stock fund under the Company’s Retirement Savings Plan (the “401(k) Plan”). 29,058 of the shares listed are pledged as collateral for a loan with a nonaffiliated bank.

(5)

Includes 8,000 common shares held in trust for the benefit of Mr. Murphy’s minor children. All 3 of the shares of Series A Preferred Stock are held by Mr. Murphy jointly with his wife, who shares voting and investment power over such shares.

(6)

Includes (i) 66,216 shares indirectly owned by Mr. White through his participation in the Community Bancorp. stock fund under the 401(k) Plan; and (ii) 5,376 shares held in an IRA for Mr. White’s benefit.

(7)	Includes 6,476 shares as to which voting and investment power is shared and 13,218 shares held indirectly, through participation in the Community Bancorp. stock fund under the 401(K) Plan.
(8)	Includes 3,765 shares held indirectly through participation in the Community Bancorp. stock fund under the 401(K) Plan.
(9)	Includes 71,645 shares as to which voting and investment power is shared and 121,362 shares held indirectly, through participation in the Community Bancorp. stock fund under the 401(k) Plan.

In addition, as of March 9, 2010, 755,682 shares (16.61%) of the Company’s issued and outstanding common stock were held in fiduciary or custodial capacity by the Company’s affiliated trust and investment management company, Community Financial Services Group, LLC (“CFSG”), including 394,461 shares, or 8.67%, held on behalf of the 401(k) Plan trustee and participants, including Ms. Austin, Mr. Marsh, Ms. McQuillen and Mr. White and one additional executive officer included in group shareholdings shown in the table. Participants in the Company stock fund have the right to vote their proportionate share of the stock held in the fund. CFSG does not vote shares of the Company’s common stock unless instructions are received from the beneficial owner.

Except as set forth above, the Company is not aware of any individual, group, corporation or other entity owning beneficially more than 5% of the Company’s outstanding common stock, its only class of voting securities. The Company has no other authorized class of voting securities. The Series A Preferred Shares are nonvoting except in very limited circumstances affecting the rights of the holders of such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all such reports. The Company has reviewed the copies of the Section 16 reports filed by the directors and executive officers, or written representations from them that no Forms 5 were required to be filed for 2009. Based solely on such review, the Company believes that all Section 16 filing requirements applicable to its executive officers and directors for 2009 were complied with.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Amended and Restated Articles of Association and the bylaws provide for a Board of no fewer than nine and no more than twenty-five directors, to be divided into three classes, as nearly equal in number as possible, each class serving for a period of three years. The Board of Directors currently consists of twelve members and the Board has voted to fix the number of directors at twelve for the ensuing year. The incumbent directors whose terms expire at the 2010 annual meeting are Charles W. Bucknam, Jr., Stephen P. Marsh, Peter J. Murphy and Frederic Oeschger and each has been nominated to stand for re-election to a three-year term expiring at the 2013 annual meeting.

Unless authority is withheld, proxies we solicit will be voted in favor of the four nominees to hold a three year term of office, or until their respective successors are elected and qualify. If for any reason not now known to the Company, any of such nominees should not be able to serve, proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or to fix the number of directors at fewer than twelve, as the directors in their discretion may deem advisable.

The table below contains certain information concerning each of the nominees and other incumbent directors. Additional biographical and background information about each of them follows the table, under the caption “Director Qualifications.”.

Name and Age	Principal Employment (1)	Director of Community Bancorp Since (2)

Nominees (if elected) to serve until 2013 annual meeting:

Charles W. Bucknam, Age 66	Former President, Chief Executive Officer and Director LyndonBank Lyndonville, VT	2008

Stephen P. Marsh, Age 62	President, Chief Executive Officer and Director, Community Bancorp. and Community National Bank Derby, VT	1998

Peter J. Murphy, Age 51	President and Principal Murphy Realty Co., Inc. St. Johnsbury, VT (commercial real estate development)	2007

Frederic Oeschger, Age 63	President and Principal Fred’s Plumbing & Heating, Inc. and D&C Transportation, Inc. Derby, VT (plumbing and heating contractor and fuel oil, propane and petroleum distributor)	2009

Incumbent Directors to serve until 2011 annual meeting:

Thomas E. Adams, Age 63	Owner, NPC Realty Co., Inc. Holland, VT (real estate investment)	1986

Jacques R. Couture, Age 59	Dairy Farmer/Maple Producer Westfield, VT	1992

Dorothy R. Mitchell, Age 65	Board member, Vermont Student Assistance Corporation; Former President, Vermont Historical Society; and Co-Chair, Vermont Historical Society Capital Campaign (community service volunteer positions) Montpelier, VT	2006

Richard C. White, Age 64	Chairman and Director, Community Bancorp. and Community National Bank Derby, VT	1983

Name and Age	Principal Employment (1)	Director of Community Bancorp Since (2)

Incumbent Directors to serve until 2012 annual meeting:

Aminta K. Conant, Age 56	Director of Lean Six Sigma Lydall, Inc. Manchester, CT	2006

Elwood G. Duckless, Age 69	Former President (now retired) Newport Electric Co. Newport, VT	1987

Rosemary M. Lalime, Age 63	Principal Broker and Owner Coldwell Banker All Seasons Realty Newport, VT (real estate brokerage)	1985

Anne T. Moore, Age 66	Principal Real Estate Broker Taylor Moore Agency Inc. Derby, VT (insurance agency and real estate brokerage)	1993

(1)

Each nominee and incumbent director has held the principal occupation shown in the table for at least the last five years, except for (i) Mr. White, who, prior to 2008, served as Chairman and CEO of both the Company and the Bank (2004-2007); and (ii) Mr. Marsh, who, prior to becoming President and Chief Executive Officer of the Company and the Bank in 2008, served as President and Chief Operating Officer of both companies (2004-2007).

(2)

Each person named in the table is also a director of Community National Bank. The dates indicated in the table reflect only service on the Board of Directors of the Company and not Community National Bank or its regional advisory boards.

Director Qualifications

As a community banking organization operating in a heavily regulated industry, we rely on our Board of Directors for knowledge of our local markets, business acumen and strategic vision. Each director lives and works (unless retired) in the markets we serve, and brings a unique background, perspective and set of skills to our Board. This provides our Board as a whole with a thorough understanding of our local markets, and significant competence and experience in a wide variety of areas, including corporate governance, real estate, insurance, building trades, real estate development, agriculture, the law and business management. In addition, many of our directors are long-serving members of our Company and Bank Boards, whose past contributions and industry knowledge, judgment and leadership capabilities have benefitted our Company over the years and through multiple economic cycles.

The information below summarizes each director’s specific experience, qualifications, attributes and skills that led our Board to conclude that the individual should serve on our Board. We also believe that in their professional lives and Board service, each has demonstrated adherence to high ethical standards and a strong commitment to service to the Company and our Board.

Thomas Adams – Tom has served as a director since 1986. At the time of his initial election he was the president and chief executive officer (“CEO”) of Newport Plastics, where he had also served as the chief financial officer (“CFO”) for many years. Currently he is a real estate broker at Coldwell Banker All Seasons Realty and is the owner of NPC Realty. In addition to his business interests, Tom served for several years on the board of North Country Hospital where he was Treasurer and Chair of the Finance Committee. He brings to the Board extensive business experience, familiarity with accounting procedures, and broad knowledge of the community. He is Chair of the Audit Committee and also serves on the Compensation Committee and on the Bank’s Human Resources Committee. He lives in Holland, Vermont.

Charles Bucknam – Charlie is the former president of LyndonBank and joined the Board in 2008 following our merger with LyndonBank. He has over 34 years of experience in the banking industry in Vermont, with 17 years as CEO. His deep familiarity with LyndonBank’s operations, personnel and customers has been and continues to be a great resource for the Board, in addition to his knowledge of community banking generally. He serves on the Corporate Governance/Nominating Committee and on the Bank’s Risk Management and Community Reinvestment Act (“CRA”) Committees. He lives in Walden, Vermont.

Aminta Conant – Minty is a successful business woman with experience running two manufacturing companies in the St. Johnsbury area. She is currently the director of Lean Six Sigma programs for Lydall, Inc., an international manufacturing company listed on the New York Stock Exchange. She is a CPA and has an MBA degree, and brings to the Board not only her experience and knowledge of accounting, finance, and good business practices, but also her experience in working in a public company much larger than Community Bancorp. That perspective is a rarity for community bank directors and a real asset to the Board. She serves on the Audit and Compensation Committees and on the Bank’s Human Resources Committee. She has been a director since 2006, and prior to that served on our St. Johnsbury (now Caledonia County) Advisory Board. She lives in Barnet, Vermont.

Jacques Couture – Jacques is a dairy farmer and maple sugar maker. He runs a successful family farm and bed and breakfast in Westfield. He has served on numerous governmental, non-profit and industry-related boards, including the Westfield Select Board, the Vermont Maple Association and the Cooperative Insurance Company, among others. He brings relevant board experience and an agricultural perspective to our Board, where he chairs the Corporate Governance/Nominating Committee and also serves on the Bank’s Risk Management and CRA Committees. He has been a director since 1992, and prior to that served on our Troy Advisory Board. He lives in Westfield, Vermont.

Elwood Duckless – Elwood is one of the former owners and past president of Newport Electric, which was for many years a prominent electrical contractor in the area. He has been a director since 1987. A lifelong resident of the area, he brings to the Board a thorough knowledge of the communities and customers we serve, along with specialized knowledge of the construction industry. He serves on the Audit and Compensation Committees and on the Bank’s Human Resources Committee. He lives in Newport Center, Vermont.

Rosemary Lalime – Rosemary is our second-longest serving director, having been elected to the position in 1985. She has been designated as our "outside” vice president (a tradition we have had at the Company for many years) and as our lead independent director to convene and run board meetings in the absence of management. A long time realtor in the area, and the owner of Coldwell Banker All Seasons Realty, Rosemary brings to the Board her extensive experience in real estate matters and her knowledge of properties and residents throughout our service area. She chairs the Compensation Committee and also serves on the Audit Committee and on the Bank’s Human Resources Committee. She lives in Derby, Vermont.

Stephen Marsh – Steve is our President and CEO, and has served as a director since 1998. He has been employed at the Bank since 1973 in various capacities, most notably as our CFO and Chief Operating Officer of the Company and the Bank prior to his appointment as President in 2004 and CEO in 2008. Steve has been a director since 1998. He lives in Newport Center, Vermont.

Dorothy Mitchell – Dodie has been a director since 2006, prior to which she served as a member of our Central Vermont Advisory Board. She brings to the Board a variety of governance experience, primarily as a board member of several non-profit organizations. She also has extensive familiarity with people and businesses in central Vermont. She serves on the Corporate Governance/Nominating Committee and on the Bank’s Risk Management and CRA Committees. She lives in Worcester, Vermont.

Anne Moore – Anne is a lifelong resident of Derby and serves as the principal real estate broker at Taylor-Moore, a local insurance agency and real estate firm. In addition to her familiarity with the Derby community, Anne has extensive familiarity with real estate markets of Charleston, Morgan and Island Pond. She has been a director since 1993 and serves on the Corporate Governance/Nominating Committee and on the Bank’s Risk Management and CRA Committees. She lives in Derby, Vermont.

Peter Murphy – Peter is the President of Murphy Realty, a commercial real estate firm based in St. Johnsbury. Murphy Realty is a prominent developer of commercial real estate in northern Vermont and New Hampshire and an extensive property owner. Peter’s background in commercial real estate is invaluable to the Board, as is his acumen as a business owner. He has been a director since 2007, and was a founding member of our St. Johnsbury Advisory Board. He serves on the Audit and Compensation Committees and on the Bank’s Human Resources Committee. He lives in St. Johnsbury, Vermont.

Frederic Oeschger – Fred is our newest director, but is no stranger to our Bank. He was elected to the Board in 2010. A prominent local businessman, Fred has several diverse business interests, including plumbing and heating, propane and fuel oil and commercial real estate. A long time customer, Fred has extensive experience with commercial lending practices both here and elsewhere. He serves on the Corporate Governance/Nominating Committee and on the Bank’s Risk Management and CRA Committees. He lives in Newport, Vermont.

Richard White – Richard has been a director of the Company since 1980. A lawyer, he served as our “outside” vice president and general counsel before joining the Bank as an employee in 1984. He was Chairman, President and CEO of the Bank from 1986 to 2004, and Chairman, President and CEO of the Company from 1987 to 2004. He served as Chairman and CEO of both the Bank and the Company from 2004 to 2008 and currently serves as Chairman of the Board of both. He lives in Newport, Vermont and Beaufort, South Carolina.

Information about our Board’s important role in the governance of our Company, including the Board’s committees, leadership structure and role in oversight of risks, is contained below under the caption “CORPORATE GOVERNANCE.”

Directors’ Fees and Other Compensation

Only the outside (non-employee) directors are paid for their service on the Boards of the Company and the Bank. All fees are paid in cash. The Company and the Bank do not pay any stock-based compensation to directors.

The schedule of fees for Company and Bank Board service, which has remained unchanged for two years, is as follows:

Company Director Fees

Annual Retainer	$5,500
Board Meeting Fee	275
Committee Meeting Fee	275
Disclosure Committee Meeting Fee (1)	275

Bank Director Fees

Annual Retainer	$5,500
Board Meeting Fee	275
Committee Meeting Fee	275
Local Advisory Board Meeting Fee (2)	275

(1)	At least one member of the Audit Committee attends the quarterly meetings of the Company’s Disclosure Control Committee, which reviews the Company’s periodic reports filed with the SEC.
(2)

Each Bank director attends several meetings a year of the Bank’s local advisory boards. Mr. White and Mr. Marsh (the only two employee directors) also attend local advisory board meetings but do not receive any fees for doing so.

This fee structure is designed to compensate our outside directors for attendance at Board meetings, as well as for the time they spend in activities directly related to their service on the Board for which they receive no additional compensation, such as attendance at the annual directors’ retreat and attendance at educational seminars or programs on pertinent banking or corporate governance topics.

Directors’ Deferred Compensation Plan

The directors may choose to defer current receipt of some or all of their Company or Bank director fees under the Company’s Deferred Compensation Plan for Directors. Deferrals are credited to a cash account that bears interest at the rate the Bank pays on a three-year certificate of deposit, as adjusted from time to time. Payments are deferred until the director’s retirement, death or disability, or at an earlier or later date elected by the director. The director may choose to receive his or her deferrals and accumulated interest in a lump sum or monthly installments. Deferred fees and accumulated interest represent a general unsecured obligation of the Company. No assets of the Company or the Bank have been segregated to satisfy the Company’s obligations under the Plan.

The Company temporarily suspended deferrals under the Plan during 2005, as management evaluated the impact of Section 409A of the Internal Revenue Code, added by the federal American Jobs Creation Act of 2004 (“Section 409A”). Effective January 1, 2006, the Company permitted the directors to resume deferrals. The plan was amended during 2008 to comply with final Internal Revenue Service regulations under Section 409A.

Directors’ Retirement Plan

Prior to 2005, the Company maintained a non-qualified retirement plan for the Company’s outside directors. Non-employee directors who served on the Board of the Company or the Bank for at least five years between 1994 and 2004 are entitled to receive upon retirement a lump sum payment of $1,000 for each year of Board service. For this purpose, service as a director of the Company and of the Bank during the same year is not counted separately. Following a re-evaluation of the Company’s benefit plans affected by IRC Section 409A, the Company terminated any further accruals under the plan for years after 2004 and Board fees were increased to compensate for the loss of this retirement benefit.

As of December 31, 2009, the total accrued and unpaid benefit for all directors covered by the plan was $55,000. The participating directors are fully vested in their accrued benefits and would be entitled to payout of the full benefit upon retirement from the Board for any reason, regardless of age. Directors Adams, Couture, Duckless, Lalime and Moore each have an accumulated lump sum retirement benefit of $11,000. Accrued benefits do not earn interest, are not adjusted for inflation and will be paid out to participants when they retire from the Board. All benefit accruals under the plan represent a general unsecured obligation of the Company. No assets of the Company or the Bank have been segregated to satisfy the Company’s obligations under the plan.

Director Compensation Table

The table below shows the total compensation for Board service paid to each person who served as an outside director of the Company or the Bank during 2009:

2009 Director Compensation

Name	Fees Earned or Paid in Cash	All Other Compensation (1)	Total

Thomas E. Adams	$19,525	$0	$19,250
Charles W. Bucknam, Jr.	17,600	0	17,600
Aminta K. Conant	18,150	0	18,150
Jacques R. Couture	19,250	0	19,250
Elwood G. Duckless	18,975	0	18,975
Rosemary M. Lalime	18,425	0	18,425
Dorothy R. Mitchell	17,875	0	17,875
Anne T. Moore	17,600	0	17,600
Peter J. Murphy	18,700	0	18,700
Frederic Oeschger (2)	12,650		12,650

(1)	Does not include earnings on directors’ fees deferred under the Directors’ Deferred Compensation Plan because interest on those amounts is not accrued at a preferential (above market) rate.
(2)	Mr. Oeschger joined the Boards of the Bank and the Company in May, 2009.

Vote Required

Election of a nominee for director will require the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote. A vote to “WITHHOLD AUTHORITY” as to a nominee will have the same effect as a vote against such nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ARTICLE 1.

CORPORATE GOVERNANCE

Director Independence

The primary responsibility of the Board of Directors is to provide objective, independent judgment in its management oversight function, and our Board’s composition reflects that principle. Although the Company’s common stock is not listed on NASDAQ, our Board uses the definition of independence contained in the NASDAQ listing standards in its annual evaluation of Board member independence. Under current NASDAQ standards, an independent director is a person other than an officer or employee of the Company or the Bank or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. Under NASDAQ standards, a director of the Company is not considered independent if he or she:

•

has been employed in any capacity by the Company or the Bank during the past three years;

•

has accepted, or has a close family member who accepted, any payments from the Company or the Bank in excess of $120,000 in any consecutive twelve-month period during the last three years, except for

o

payments relating to ordinary loan or deposit relationships with the Bank

o

compensation for Board service

o

compensation paid to a close family member who is not an executive officer of the Company or the Bank

o

certain retirement benefits or non-discretionary compensation and

o

payments arising solely from investments in the Company’s common stock;

•

has a close family member who during the past three years was an executive officer of the Company or the Bank;

•

has been a principal, or has a close family member who was a principal, of any organization to which the Company made or from which it received payments, in any of the past three years, that exceeded the greater of $200,000 or 5% of the annual consolidated gross revenues of the other entity;

•

has been an executive officer of any other entity, or has a close family member who was an executive officer of any other entity, where any of the Company’s executives serves on that other entity’s compensation committee; or

•

has been, or had a family member who was, a partner or employee of the Company’s independent auditor at any time during the last three years.

In determining whether a director or nominee for director is independent, the Board considers all relevant facts and circumstances and may consider a director or nominee not to be independent even if none of the disqualifying factors listed above applies. However, if any of the above disqualifying factors applies, a director or nominee will not be considered independent.

Based on the information available to it, the Company’s Board of Directors has determined that all nominees and other incumbent directors are independent within the meaning of the listing standards of NASDAQ, except for employee-directors Chairman Richard White and President and CEO Stephen Marsh, and director Jacques Couture, who is the brother of Company Treasurer and Bank Vice President and Chief Financial Officer, Louise Bonvechio.

Board Leadership Structure and Risk Oversight

Our Board of Directors believes that each business is unique, and that therefore, the appropriate board leadership structure will depend upon each company’s unique circumstances and needs at the time. Historically, the positions of Board Chair and CEO of the Company have been held by the same individual. This pattern changed in 2008, with the retirement of Mr. White from the CEO position and Mr. Marsh’s appointment as CEO. Mr. White remains as Board Chair and continues to serve as a part-time executive employee of the Company, contributing to the smooth transition of the top executive leadership to Mr. Marsh, and continuing to provide valuable service to the Company and the Board. Given Mr. White’s unique role and continued part-time executive employment with the Company, the Board believes that having the Chair and CEO positions separated under these circumstances does not in fact differ materially from the Board’s past practice of having the two positions combined. As Mr. White transitions into full retirement in the coming years it is possible that the positions of Chair and CEO will again be combined into a single individual.

The Board believes that the Company has been well served over the years by a leadership structure guided by the Corporate Governance/Nominating Committee that includes a Board Chair with in-depth knowledge of the banking industry and the Company’s business and operations. This structure fosters clear accountability, efficient and effective decision-making and focus on strategic priorities. The Board also believes this structure helps to facilitate the efficient and timely flow of information between management and the Board.

While the Board of Directors believes that having the position of Board Chair held by the CEO or former CEO is conducive to our Company’s efficient operation and strategic development, the Board is also mindful of its obligation to provide independent oversight of management. In order to enhance its oversight function, the Board has created the position of lead independent director, which is currently held by long-serving director Rosemary Lalime. The lead director presides over executive sessions of the independent directors. The Board believes that this structure strikes an appropriate balance by providing for both a Board Chair with extensive executive experience with the Company and knowledge of its operations, and a lead director to help ensure that the Board provides independent oversight and perspective.

While risks are inherent in any business, effective management of those risks can contribute significantly to the ultimate success of an enterprise. As a community banking organization, we face a number of risks, including general and local economic risk, credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputational risk. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, is responsible for the general oversight of risk management. In order to identify and manage the Company’s risks more effectively, the Risk Management Committee of the Bank’s Board of Directors has undertaken a detailed review and analysis of the risks facing the Company with the goal of creating a comprehensive, enterprise-wide framework for identifying, monitoring, managing and controlling risks. Formation of this enterprise risk management program is ongoing and expected to be completed during 2010.

Other Board committees also contribute significantly to the Board’s oversight role in risk management. In particular, the Audit Committee plays an important role in monitoring and assessing our financial, legal and organizational risks. The Compensation Committee monitors and assesses risks associated with our compensation policies and practices, including the establishment of appropriate incentives that do not encourage excessive risk-taking. The Board’s Corporate Governance/Nominating Committee contributes to risk mitigation by its formulation of the Company’s corporate governance policies, which help to establish a “tone at the top” that values and encourages diligence, honesty and integrity in the conduct of the Company’s business. Committees of the Bank’s Board of Directors, in addition to the Risk Management Committee referred to above, also contribute to the Company’s risk management program.

Board and Shareholder Meeting Attendance

The Company’s Board of Directors held seven regular meetings and eight special meetings during 2009. Each incumbent director attended at least 75% of the aggregate of all Company Board meetings and meetings of Committees of the Company’s Board on which he or she served during 2009.

All directors are encouraged and expected to attend the annual shareholders meeting. All of the Company’s directors attended the 2009 annual meeting.

Board Committees

The Board of Directors has established three standing committees to help it in fulfilling its responsibilities: Audit; Compensation; and Corporate Governance/Nominating. Members of the committees are nominated by the Corporate Governance/Nominating Committee and appointed by the Board. All members of the three standing committees are considered to be independent under the NASDAQ standards described above other than Director Jacques Couture, the Chair of the Corporate Governance/Nominating Committee, who is not considered independent under NASDAQ standards due to his sibling relationship with Company Treasurer and CFO Louise Bonvechio. Additional information about each of the three standing committees is set forth below. The committee charter is available on the Company’s website at www.communitybancorpvt.com.

Compensation Committee. The responsibilities of the Company’s Compensation Committee include reviewing and making recommendations to the Board of Directors concerning the compensation of the Company’s executive officers and directors, establishing performance goals under the Officer Incentive Plan and approving matters relating to other compensation plans. A report of the Committee regarding executive compensation is set forth elsewhere in this proxy statement under the caption “COMPENSATION COMMITTEE REPORT.”

The members of the Compensation Committee are Rosemary Lalime (Chair), Thomas Adams, Aminta Conant, Elwood Duckless and Peter Murphy. During 2009, the Committee met three times. The Committee’s charter is available on the Company’s website at www.communitybancorpvt.com.

Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping the corporate governance environment of the Company. As part of its duties, the Committee assesses the size, structure and composition of the Board and its committees, coordinates evaluation of Board and committee performance, makes recommendations as to the structure of Board meetings and flow of information to the Board, reviews Board compensation and reviews and makes recommendations as to the size, structure, composition and functions of the Bank’s regional advisory boards.

The Committee also acts as a screening and nominating committee for candidates considered for election to the Board. In this capacity it has established minimum criteria for Board nominees. The Committee believes it would be desirable for a Board candidate to possess the following characteristics:

•

have experience in the management or leadership of a substantial private business enterprise, educational, religious or not-for- profit organization, or such other professional experience as the Committee deems appropriate;

•

be a shareholder of the Company;

•

be willing and able to devote full interest and attendance to the Board and its committees;

•

bring business to the Company and its affiliate, Community Financial Services Group, including personal, business and investment accounts;

•

help develop business and promote the Company and its subsidiary and affiliate throughout our service area;

provide advice and counsel to the Board and senior management;

•

bring a diversity of interests to the Board as evidenced by participation in community, charitable or other similar activities;

•

have the ability to serve at least seven years before reaching the mandatory retirement age; and

•

maintain integrity and confidentiality at all times.

The Nominating/Corporate Governance Committee does not currently have a formal diversity policy. However, the Committee and the Board believe that it is important and desirable for the Board to include members with diverse business experience, backgrounds and viewpoints. In considering candidates for the Board, the Committee reviews their particular qualifications, strengths and attributes individually and in relation to the Board a whole, with the aim of complementing and strengthening the overall composition of the Board.

Evaluation of candidates occurs on the basis of materials submitted by or on behalf of the candidate. If a candidate continues to be of interest after initial consideration by the Committee, additional information about her/him will be obtained through inquiries to various sources and, if warranted, interviews.

The Committee will consider prospective nominees recommended by shareholders. Any shareholder wishing to recommend a person for consideration as a Board nominee should submit to the Committee the same information that would be required under the Company’s bylaws if the shareholder sought to make a nomination from the floor at the annual meeting. The required information is described elsewhere in this proxy statement under the caption “SHAREHOLDER NOMINATIONS AND OTHER PROPOSALS—Bylaw Requirements for Shareholder Nominations and Other Proposals.” The Committee uses the same criteria for evaluating candidates recommended by shareholders as it does for those proposed by Board members or management.

The members of the Corporate Governance/Nominating Committee are Jacques Couture (Chair), Charles Bucknam, Dorothy Mitchell, Anne Moore and Frederic Oeschger. During 2009, the Committee met two times. The Committee’s charter is available on the Company’s website at www.communitybancorpvt.com.

Audit Committee. The Audit Committee, which operates under a written charter, oversees the Company’s accounting and financial reporting process, internal controls and audits. The Audit Committee consults with management, the internal auditors and the independent auditors on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the Committee appoints, evaluates and retains the Company’s independent auditors. It has responsibility for the compensation, termination and oversight of the Company’s independent auditors and evaluates the independent auditors’ qualifications, performance and independence. The Committee has similar authority regarding selection and oversight of the Company’s internal auditor. In addition, the Audit Committee pre-approves all services provided by the independent auditors, including both audit and permitted non-audit services. Those services and fees are described elsewhere in this proxy statement under the caption “RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS—Fees Paid to Independent Auditors.” The Committee is also involved in the review of the Company’s periodic reports filed with the SEC, including participation by one of its members in the meetings of the Company’s Disclosure Control Committee.

The Audit Committee has established so-called “whistleblower procedures” for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. These complaint procedures, as well as the Audit Committee’s charter, are posted on the Company’s website at www.communitybancorpvt.com.

Under SEC rules, companies must disclose whether at least one member of the Audit Committee qualifies as a “financial expert.” As defined by the SEC, the concept of financial expert is heavily focused on individuals who have prepared or audited public company financial statements or have had similar management experience or responsibility for others performing those or comparable functions. Given the Company’s rural market area and the limited number of public companies in it, the Board has not deemed it advisable to require that the Audit Committee include a person qualifying as a financial expert under this definition. The Board has considered the business experience, past performance as a Board and/or Audit Committee member and other qualifications of each of the members of the Audit Committee and has concluded that each of them has demonstrated that he or she is capable of (i) understanding generally accepted accounting principles (“GAAP”) and financial statements, (ii) assessing the general application of GAAP principles in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating the Company’s financial statements, (iv) understanding internal controls and procedures for financial reporting, and (v) understanding audit committee functions. Given the business experience and acumen of each of the members of the Audit Committee, the Board believes that each of such persons, although not a “financial expert” under the SEC definition, is nevertheless qualified to carry out all of the duties and responsibilities of a member of the Company’s Audit Committee.

The members of the Audit Committee are Thomas Adams (Chair), Aminta Conant, Elwood Duckless, Rosemary Lalime and Peter Murphy. All members of the Audit Committee are considered independent directors under the applicable NASDAQ standard. During 2009, the Committee met seven times. A report of the Audit Committee is set forth elsewhere in this proxy statement under the caption “AUDIT COMMITTEE REPORT.”

Shareholder Communications with the Board

The Board welcomes communications from shareholders on matters relating to the Company’s business operations and corporate governance. Shareholders may communicate with the Board, or its committees or individual directors, by writing to the following address: Board of Directors [or Board Committee or name of individual director]—Shareholder Communications; c/o Corporate Secretary, Community Bancorp., P.O. Box 259, Derby, Vermont 05829. The Corporate Secretary will forward communications to the Board or appropriate committee or individual director.

Compensation Committee Interlocks and Insider Participation

The Company is not aware of the existence of any interlocking relationships between the senior management of the Company and that of any other company.

Transactions with Management

The son of director Anne Moore is the principal shareholder and executive officer of the Taylor Moore Agency, Inc. (an insurance agency and real estate brokerage firm), and Mrs. Moore is an employee of the agency. Since January 1, 2009, the Company and its subsidiary purchased various insurance coverages through the agency on arms’ length terms and paid $291,487 in premiums for such coverage. This amount represents gross premiums paid for certain multi-year coverages, and not commissions earned by the agency.

Director Peter J. Murphy is the President and a principal of Murphy Realty Co., Inc., a commercial real estate development firm. Murphy Realty Co., Inc. owns the Price Chopper Supermarket premises in St. Johnsbury at which Community National Bank leases space for its St. Johnsbury branch on arms’ length terms.

Director nominee Frederic Oeschger is the President and principal shareholder of Fred’s Plumbing and Heating, Inc., a plumbing and heating contractor and fuel oil distributor based in Orleans, Vermont, from which the Company and the Bank purchases plumbing and heating services and heating oil, on arms’ length terms.

Some of the incumbent directors, nominees and executive officers of the Company, and some of the corporations and firms with which these individuals are associated, are customers of Community National Bank in the ordinary course of business, or have loans outstanding from the Bank, and it is anticipated that they will continue to be customers of and indebted to the Bank in the future. All such loans were made in the ordinary course of business, do not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Bank transactions with unaffiliated persons, although directors were generally allowed the lowest interest rate given to others on comparable loans.

AUDIT COMMITTEE REPORT

The Audit Committee consists of five Directors, each of whom meets applicable NASDAQ standards for independence. The Audit Committee’s primary responsibility is to oversee the Company’s financial reporting process and to report the results of its activities to the Board. Management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those statements.

Among the responsibilities of the Audit Committee include selecting an accounting firm to be engaged as the Company’s independent auditors. Additionally, and as appropriate, the Audit Committee reviews and evaluates, discusses and consults with the Company’s management, the Company’s internal auditor and its independent auditors, regarding the following matters:

•

the plan and budget for, and the independent auditors’ report on, the audit of the Company’s financial statements;

•

the Company’s financial disclosure documents, including financial statements and reports filed with the SEC or sent to shareholders;

•

changes in the Company’s auditing practices, principles, controls or methodologies, or in the Company’s financial statements;

•

significant developments in auditing rules; and

•

the adequacy of the Company’s internal auditing controls, and its accounting, financial and auditing personnel; and the establishment and maintenance of an environment within the Company that promotes and encourages quality financial reporting, sound business risk practices and ethical behavior.

The Audit Committee is responsible for recommending to the Board that the Company’s financial statements be included in the Company’s annual report. The Committee took a number of steps in making this recommendation for the year ended December 31, 2009. First, the Committee discussed with Berry, Dunn, McNeil & Parker, the Company’s independent accountants for 2009, those matters Berry, Dunn, McNeil & Parker communicated to and discussed with the Committee under Statement on Auditing Standards No. 61 (Communications with Audit Committees), including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Committee discussed with, and received a letter from, Berry, Dunn, McNeil & Parker concerning their independence from the Company and its management as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. This discussion and disclosure informed the Committee of Berry, Dunn, McNeil & Parker’s independence and assisted the Committee in evaluating such independence. The Committee also considered applicable auditor independence standards under the Sarbanes-Oxley Act and related regulations of the Securities and Exchange Commission. Finally, the Committee reviewed and discussed the Company’s financial statements with the Company’s management.

Based on the discussions with Berry, Dunn, McNeil & Parker, on the independence discussions, and on the financial statement review, the Audit Committee recommended to the Board that the financial statements be included in the Company’s 2009 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

The Audit Committee has established procedures for the treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee has also established procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. No such complaints or concerns were received in 2009.

Submitted by the Community Bancorp.

Audit Committee,

Thomas E. Adams, Chair

Aminta K. Conant

Elwood G. Duckless

Rosemary M. Lalime

Peter J. Murphy

EXECUTIVE OFFICERS

The following table sets forth certain information regarding the persons who served as executive officers of the Company during 2009:

Name and Age	Position(s) with the Company and Subsidiaries and Occupation for the Past Five Years

Richard C. White, 64	Chairman and Director, Community Bancorp. and Community National Bank. Previously, Chairman and Chief Executive Officer (2004-2007).

Stephen P. Marsh, 62	President, Chief Executive Officer and Director, Community Bancorp. and Community National Bank. Previously, President and Chief Operating Officer and Director of both companies (2004-2007).

Kathryn M. Austin, 52	Vice President, Community Bancorp.; Senior Vice President – Retail Banking, Community National Bank.

Louise M. Bonvechio, 49	Treasurer, Community Bancorp.; and Vice President and Chief Financial Officer, Community National Bank. Previously, Vice President and Cashier, Community National Bank (2004-2007).

Terrie L. McQuillen, 47	Vice President, Community Bancorp.; Senior Vice President – Loan Administration, Community National Bank (2004 to present). Previously, Compliance and Bank Secrecy Act Officer (2004-2005).

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviews and makes recommendations to the full Board of the Bank on all compensation and benefits issues relating to the Chief Executive Officer and other executive officers of the Bank. (No separate compensation is paid to such individuals for their service as executive officers of the Company.) Chairman Richard White served as CEO of the Bank and the Company until January 1, 2008 when President Marsh assumed the CEO duties.

As CEO, Mr. Marsh made recommendations to the Committee with respect to the 2009 compensation of the other executive officers, including Ms. Austin and Ms. McQuillen, which were acted on by the Committee and recommended to the full Board.

The Committee and Board believe they have designed a compensation package for the executive officers that will attract and retain competent senior management for the Bank and provide for appropriate rewards for both personal and Bank performance.

To reach these objectives, the Bank provides for a base salary which is reviewed annually in relation to each individual’s performance and a cash bonus as a short term incentive, the amount of which depends upon the Bank’s performance. (The Bank’s Officer Incentive Plan is described elsewhere in this proxy statement.) The Bank does not currently provide for long term incentives, such as stock options or similar benefits.

In Mr. Marsh’s case, the Board’s annual review process included consideration of his self-evaluation covering certain key elements of his written job description, including strategic planning, establishment and overall implementation of operating policies, regulatory matters and the implementation of the merger plan after the Company’s purchase of LyndonBank. The Board also undertook its own evaluation of Mr. Marsh, reviewing various matters, including leadership, planning and organization abilities, creativity and problem solving, CRA (community reinvestment) and compliance, as well as his elevation to the CEO position. The Committee’s evaluation resulted in an excellent performance rating for Mr. Marsh in 2009.

The annual review and adjustment (if any) of officer salaries takes place at mid year. Given the uncertainty in the economy, Mr. Marsh and Mr. White recommended to the Committee that they receive no increase in compensation at the 2009 mid-year review, and the Committee accepted this recommendation. However, in light of their elevation to Executive Officer status and their assumption of additional responsibility, effective January 1, 2009, Ms. Austin’s base salary was increased from $105,000 to $115,000, and Ms. McQuillen’s base salary was increased from $95,000 to $105,000.

There were no bonuses paid to Executive Officers in 2009 relating to 2008 Bank performance, however, a total of $39,162 was paid in February, 2010, to the Executive Officers for 2009 Bank performance.

Submitted by the Community Bancorp. Compensation Committee,

Rosemary M. Lalime, Chair

Thomas E. Adams

Aminta K. Conant

Elwood G. Duckless

Peter J. Murphy

EXECUTIVE COMPENSATION

The executive officers of the Company did not receive any compensation for services rendered to the Company in 2009 and prior years, but did receive compensation for services rendered in their capacities as executive officers of the Bank.

Executive Compensation Program Objectives

The key objectives of the Company’s executive compensation programs are: to support and drive business objectives and strategies; to reward competent stewardship of the enterprise; to provide a cost-effective, competitive total compensation package that enables the Company to attract and retain qualified executives for leadership roles; and to motivate and reward these executives for creating value for the Company and its shareholders. The cash incentive bonus program, in particular, is intended to reward exceptional financial performance of the Company, while at the same time ensuring consequences for below-average performance. In making compensation decisions about the executive officers, the Compensation Committee and the Board have traditionally placed emphasis on the overall performance of the Company rather than on individual performance targets, in order to foster an attitude of team spirit and shared goals among our executives.

Summary Compensation Table

The following table summarizes annual compensation earned in 2009 and 2008 for services rendered in all capacities to the Company and the Bank by the CEO and the Company’s two other most highly-compensated executive officers.

2009 Summary Compensation Table

Name and Principal Position (1)	Year	Salary (2)	Non-Equity Incentive Plan Compensation	All Other Compensation (3)	Total

Stephen P. Marsh,	2009	$200,000	$15,665	$43,356	$259,021
President, CEO and Director, Community Bancorp. and Community National Bank	2008	$177,500	$ 0	$41,872	$219,372

Richard C. White,	2009	$101,000	$ 5,874	$22,339	$129,213
Chairman and Director, Community Bancorp. and Community National Bank	2008	$ 99,250	$ 0	$29,045	$128,295

Kathryn M. Austin,	2009	$115,000	$ 9,790	$10,185	$134,475
Senior Vice President – Retail Banking, Community National Bank	2008	$100,000	$ 0	$ 9,463	$109,463

(1)	Includes voluntary salary deferrals under the Company’s Retirement Savings (401(k)) Plan.
(2)

Includes discretionary profit-sharing contributions under the Retirement Savings Plan as follows: For 2009: Mr. Marsh, $33,999; Mr. White, $17,810; and Ms. Austin, $6,567; and for 2008: Mr. Marsh, $30,284; Mr. White, $23,728; and Ms. Austin, $6,133. Also includes (i) matching employer 401(k) contributions under the Plan, (ii) the taxable portion of employer-provided term life insurance benefits in excess of $50,000 and (iii) for Mr. Marsh, 2008 compensation for unused accrued Combined Time Off (CTO).

Officer Incentive Plan

The Bank maintains an Officer Incentive Plan for designated executive officers and for other officers and exempt employees whose compensation is not commission-based. Each executive officer, non-executive officer and qualifying exempt employee having at least one year of service is eligible to participate in the plan. There are two separate incentive pools under the plan, one for designated executive officers and another for all other officers and participating exempt employees.

Executive Officers. The incentive bonus pool for designated executive officers is based on the Bank’s annual rating as of September 30 issued by IDC Financial Publishing, Inc. (“IDC”), an industry-wide recognized ranking service. Use of a September 30 rating rather than a year-end rating permits the Company to calculate and pay out the executive officer bonuses in a timely fashion, consistent with IRC Section 409A, added by the American Jobs Creation Act of 2004. Section 409A penalizes payout of bonuses later than 2 ½ months following the end of the calendar year in which the related services were rendered. In order to comply with Section 409A, during 2008, the Officer Incentive Plan, which was previously an unwritten plan, was reduced to writing and included a provision requiring payout of awards within 2 ½ months of year end.

The IDC rating takes into account the Bank’s financial performance and risk profile in the areas of asset quality, capital, margins, earnings and liquidity. For the twelve month period ended September 30, 2009, the Company had an IDC rating of “Average.”

The Company’s Board of Directors has the authority to designate participating executive officers and to establish applicable performance criteria and to modify such criteria from time to time. The Board designated each of the three executive officers named in the Summary Compensation Table above (a “Named Executive Officer”) as a participant in the executive officer incentive bonus pool for 2009, as well as Senior Vice President – Loan Administration Terrie L. McQuillen. Bonuses under the plan may only be paid to the participating executive officers for a calendar year in which the Bank achieved a leverage ratio of more than 6%, a risk-based capital ratio of more than 10% and a return on average equity of at least 9%. If that target is achieved, the size of the executive officer bonus pool is determined under the following formula:

IDC Rating	Percent of After-Tax Earnings

Below Average	0
Average	0.85%
Excellent	2.35%
Superior	3.25%

The incentive pool is then allocated among the participating executive officers based on fixed percentages. The 2009 incentive pool allocation percentages for the three Named Executive Officers and for Senior Vice President McQuillen were as follows: Mr. Marsh, 40%; Mr. White, 15%; Ms. Austin, 25%; and Ms. McQuillen, 20%. Mr. White’s allocation percentage for 2009 reflects his part-time employment status. The Compensation Committee periodically reviews the applicable percentages of after-tax earnings and the allocation percentages and may recommend changes for approval by the Bank’s Board of Directors. Incentive bonuses paid to the three Named Executive Officers for services rendered in 2009 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

No bonuses were paid to the participating executive officers for services rendered in 2008 as the required target of return on assets was not achieved.

Other Officers and Exempt Employees. The Bank also creates a separate incentive bonus pool under the plan for other officers and qualifying exempt employees. If it attains at least 90% of net income as presented in its budget and has a return on average assets greater than 1%, the Bank places between 1% and 2.5% of its net income in a pool, with the exact percentage of net income available for bonuses determined by attainment of pre-established percentage-of-budgeted net income targets. Each qualifying employee is allotted a portion of the pool based on his or her position in the Bank and involvement in other incentive plans. Part-time exempt employees receive one-half of a full-time allotment.

If it exceeds its budgeted net income by more than 10%, the Bank creates an additional pool comprising 1.75% of net income, plus 15% of the amount over budget. This additional pool is divided among the same group of officers and exempt employees, and is allotted based on their position in the Bank. Part-time exempt employees receive one-half of a full-time allotment.

Several officers (but not the designated executive officers eligible for bonus payments under the other portion of the plan) are eligible to receive individual incentive awards based upon the attainment of specific performance goals. These individual incentives are accounted for in the allotment of shares in the incentive pools and are paid in addition to incentive payouts described above.

Distributions from this pool are ordinarily payable in January for services rendered during the preceding fiscal year.

Supplemental Retirement Plan for Executives

The Company maintains a non-qualified Supplemental Retirement Plan for certain of its executive officers. The purpose of the plan is to provide an annual retirement benefit approximating 75% of the average annual bonus earned by the participating executives for the five highest years of bonus compensation in the ten years before retirement (“Replacement Benefit”). This benefit, combined with the projected benefits under the Company’s Retirement Savings Plan, is designed to approximate the benefit that the executive participating officers would have been entitled to under the Company’s now terminated defined benefit pension plan. During 2008, the Supplemental Retirement Plan was amended in certain respects to comply with IRC Section 409A.

Under the plan, the Company makes an annual credit to the account of the participating executive in an amount equal to the level annual deposit that would be required to be made for each year up to his normal retirement date (at attainment of age 65), in order to pay an annual estimated benefit amount approximately equal to the Replacement Benefit. Calculation of the required annual deposit is based on a 6% discount rate, the officer’s remaining years to retirement, and payment of the annual benefits in the form of a 240 month annuity. For this purpose, the estimated Replacement Benefit is calculated based on 75% of the average annual bonus compensation earned by the executive for the highest five years during the ten years preceding the calculation date.

Benefits under the plan are payable at retirement at age 65, or upon earlier disability, in accordance with the participant’s election, in a lump sum or in substantially equal installments over the participant’s projected life expectancy. If a participant dies before receiving all payments due, the remaining payments will be paid to the participant’s designated beneficiary. If a participant dies before benefit payments have commenced, the participant’s accrued benefit will be paid out to his designated beneficiary over the beneficiary’s projected life expectancy. A participant with at least ten years of service who retires early (before age 65) is entitled to receive his accrued plan benefit on or after attainment of age 55. Each of the two remaining active participants (Messrs. Marsh and White) is at least age 55 and has at least ten years of service and would therefore be entitled to receive the early retirement benefit if he terminated his employment before reaching retirement age. The estimated accrued lump sum early retirement benefit as of December 31, 2009 for the two active participants was as follows: Mr. White, $380,480; and Mr. Marsh, $270,319. Although benefit accruals are held in a special-purpose trust, those funds remain available to satisfy the claims of the Company’s creditors.

Retirement Savings Plan

Employees who are age 21 or over and who have completed at least one year of service (as defined in the plan) are eligible to participate in the Community Bancorp. and Designated Subsidiaries’ Retirement Savings Plan. The plan contains features of a so-called 401(k) plan which permit participants to make voluntary compensation deferrals on a tax-deferred basis. For 2010 the plan limits the maximum annual deferral per participant to the lesser of 100% of compensation or $16,500 ($22,000 for participants age 50 and older, who are entitled to make “catch up contributions”). This maximum is adjusted annually for inflation by the Internal Revenue Service. During 2009 the Company matched 50 cents for each dollar of compensation deferred, up to 5% of compensation. This same matching contribution percentage is in effect for 2010. The plan also provides for discretionary profit sharing contributions by the Company. During 2009 and 2008, each of the three Named Executive Officers made voluntary salary deferrals and received matching employer contributions. These amounts are reflected in the Summary Compensation Table.

Participants are at all times fully vested in their own compensation deferrals and in any rollover contributions from other plans. Vesting in any matching employer contribution begins after one year of service, with full vesting after six years of service. Vesting in any discretionary profit sharing employer contribution begins in the first year of service, with full vesting after seven years of service. Participants may direct the investment of their plan account among several funds maintained by the plan trustee, including a Community Bancorp. stock fund. Distributions of accounts are generally deferred until the participant’s death, disability or retirement, except in cases of financial hardship (as defined in the plan). Benefits are subject to income tax upon distribution and certain early withdrawals may be subject to an additional 10% penalty tax. Distribution of plan benefits may be in the form of an annuity, a lump sum in cash, or in certain circumstances, common stock of the Company.

In addition to 401(k) compensation deferrals and matching employer contributions, the plan permits the Company to make a discretionary profit sharing contribution in any year for the account of all participants, including the three Named Executive Officers. The amount of the contribution for any year is determined annually based on a calculation of the maximum allowable deductible contribution that the Company is permitted to make on behalf of the executives, but subject to the annual contribution limitations of the Internal Revenue Code. The profit sharing contributions made to the account of the three Named Executive Officers for 2009 and 2008 are included in the “All Other Compensation” column of the Summary Compensation Table and footnotes to the table.

Perquisites and other Personal Benefits

The Company does not generally provide its executive officers with perquisites or other personal benefits such as club memberships, financial planning assistance, tax preparation, living allowances, commuting expenses, or similar benefits not described in this proxy statement. However, the Company does provide a Company-owned vehicle to Messrs. Marsh and White and pays related gas and maintenance charges. The Company also pays the expenses of the three Named Executive Officers and their spouses in connection with attendance at certain banking-related functions, such as bankers’ association conventions. In addition, the Company pays the annual membership dues of Chairman White (a licensed attorney) to the Vermont Bar Association.

Health and Welfare Benefits

The Company offers the same health and welfare benefits to all salaried and non-salaried employees, although benefits may vary depending on whether the employee is employed full-time or part-time. These benefits include health insurance, life insurance, short-term disability insurance, long-term disability insurance, an employee assistance program, wellness reimbursement, education benefits and combined time off (CTO).

PROPOSAL 2

AMENDMENT OF ARTICLES OF ASSOCIATION TO ADOPT

SUPERMAJORITY AND FAIR PRICE PROVISION

In order to help insure that all of our shareholders are treated fairly in the event of certain attempted acquisitions of control of the Company, the Board of Directors has proposed that our Amended and Restated Articles of Association be further amended to require a higher shareholder vote ("supermajority vote") to approve certain business combination transactions than would otherwise apply, unless certain conditions are met. The proposed Supermajority and Fair Price Provision is intended to encourage potential acquirers to negotiate with the Company and to protect shareholders from being unfairly treated in mergers or other business combinations with persons who own a substantial amount of the Company's Common Stock.

The Supermajority and Fair Price Provision seeks to ensure that any attempt to take over control of the Company will be made on terms offering equitable treatment to all our shareholders. In the past, there have been takeovers of publicly held companies accomplished in a multi-step transaction, by the purchase of blocks of stock in tender offers, open market purchases or privately negotiated transactions at a price above prevailing market prices, followed by a second step, merger or other "squeeze out" transaction in which the remaining shares are purchased for less than the value paid in the first step. In other instances, the consideration paid in the subsequent transaction has been paid in a less desirable form than was paid in the initial acquisition.

The Supermajority and Fair Price Provision is intended to reduce the likelihood of a hostile acquisition of control of the Company made on terms not advantageous to all of the Company's shareholders. The Directors believe that the provision will increase the likelihood that any person or entity seeking to gain control of the Company will negotiate with the Board of Directors, and will thereby better position the Board to negotiate terms, including price and form of consideration, or to resist a takeover attempt altogether, as the Board deems to be in the best interests of the Company and its shareholders.

The Board of Directors is not aware of any present effort by any person or entity to gain control of the Company and adoption of the Supermajority and Fair Price Amendment is not being proposed in response to any imminent threat of a takeover attempt. Further, the Board recognizes that not all business combinations involving persons who own a substantial amount of the Company's stock are intended to pressure shareholders into hasty decisions or to discriminate among shareholders. However, taking all factors into consideration, the Board believes that it is in the Company's best interests to adopt the proposed amendment in order to reduce the possibility of abusive business combinations and to help assure overall fairness to the shareholders in any change of control transaction.

Under Vermont's corporate law, a corporation may include in its Articles of Association provisions requiring a higher shareholder vote on a matter than would otherwise be required by law. In most instances, extraordinary corporate transactions such as mergers, consolidations, plans of share exchange and sales or exchanges of all, or substantially all, of a corporation's assets (a "business combination"), require the affirmative vote of at least a majority of a corporation's outstanding shares. In some instances, no shareholder vote is required at all. The proposed Supermajority and Fair Price Provision would raise that vote threshold to 67% of the outstanding shares, or such lesser percentage (but not less than 51%) as vote in favor of adopting the Supermajority and Fair Price Provision (referred to as the "Required Percentage"), but only with respect to a business combination involving a person holding 5% or more of the Company's outstanding Common Stock (a "Substantial Shareholder"). Thus, the provision would not apply to the typical bank merger in which the other party is not a Substantial Shareholder and the transaction is brought to and approved by the Board of Directors at the outset.

The supermajority vote requirement to approve a business combination involving a Substantial Shareholder would not apply to such a transaction if either of the following conditions is met:

•

The business combination is approved by at least two-thirds of the Disinterested Directors; or

•

The fair market value of the per share consideration to be received in the business combination by holders of the Company's outstanding Common Stock (other than the Substantial Shareholder) is at least equal to the highest per share price paid by the Substantial Shareholder in acquiring any of the Company's Common Stock.

A Substantial Shareholder seeking to engage in a business combination transaction that is opposed by the Disinterested Directors is thus able to avoid the higher vote requirement by paying fair consideration to all of the Company’s shareholders. For purposes of the provision, a “Disinterested Director” is a member of the Board of Directors who is not affiliated with the Substantial Shareholder and who was a member of the Board of Directors prior to the time the Substantial Shareholder became a Substantial Shareholder. The term also includes a successor director who is recommended by a majority of Disinterested Directors.

The proposed amendment also requires that any amendment or repeal of the provision be approved by the same supermajority vote as is required to approve a covered business combination (the applicable Required Percentage). That provision is consistent with Vermont law governing the amendment or repeal of supermajority provisions.

The Board believes that existing provisions of Vermont corporate law may not adequately protect the Company's shareholders in business combinations involving a Substantial Shareholder. Under Vermont law a shareholder may have the right to dissent from certain transactions such as a merger, consolidation, share exchange or sale or exchanges of all, or substantially all, of a corporation's assets, and are entitled to receive the "fair value" of his or her shares upon compliance with statutory procedures for demanding payment. However, the determination of such value is made in the first instance by the corporation, with litigation likely to result if the parties cannot agree. In the case of other transactions, such as the dilutive issuance of the corporation's securities to a Substantial Shareholder, or the transfer of a significant portion (but less than all or substantially all of the corporation's assets), the statutory right to vote and to dissent may not be available at all.

The Supermajority and Fair Price Provision would make more difficult, but not prevent, a merger or similar business combination transaction following a tender offer or other "toehold" acquisition by a Substantial Shareholder that has not been approved by at least two-thirds of the Disinterested Directors, or that does not provide for the payment of a fair price to all shareholders. In addition, the Supermajority and Fair Price Provision will not prevent a holder of a controlling interest from exercising control over the Company nor prevent such a holder from increasing his or her share ownership. The existence of the provision however, may tend to encourage persons seeking to acquire control of the Company to negotiate terms of a proposed merger or similar transaction with our Board of Directors.

Potential Antitakeover Effects

While the Board believes the Supermajority and Fair Price Provision is in the best interest of the Company's shareholders, the existence of such a provision could deter a potential acquiror from attempting to accumulate a large stake in the Company's stock for which such acquiror might be willing to pay selling shareholders a premium. The amendment may also be to deter a future takeover attempt which the Board has not approved, but which a majority of the shareholders may deem to be in their best interests or in which shareholders may receive a premium for their shares over the then market value. In addition, the provision may make it more difficult to obtain shareholder approval of a business combination with a Substantial Shareholder, even if the transaction is approved by a majority, but less than two-thirds, of the Disinterested Directors. Nevertheless, the Board of Directors believes that the advantages of adopting the Supermajority and Fair Price Provision outweigh any disadvantages that might result from discouraging potential acquirers from making an effort to obtain control of the Company.

Vote Required

Under Vermont law, the adoption of a supermajority provision must be approved by the affirmative vote of at least the same percentage as contained in the supermajority requirement. As noted above, the Supermajority and Fair Price amendment provides that the Required Percentage to approve a business combination with a Substantial Shareholder is 67% of the outstanding shares of the Company's Common Stock, or such lesser percentage (but not less than 51%) as approve the amendment at the 2010 Annual Meeting of Shareholders. Accordingly, the amendment will be adopted if it is approved by the affirmative vote of at least 51% of the outstanding shares of the Company's common stock, but the Required Percentage to approve a business combination with a Substantial Shareholder will not exceed 67% even if the percentage vote in favor of the amendment exceeds 67%.

If the amendment is adopted, the Required Percentage will be announced at the annual meeting and disclosed in a filing on Form 8-K with the SEC within four business days after the meeting. The Corporate Secretary will also certify the Required Percentage in writing and that certification will be placed in the Company’s corporate record book.

The complete text of the proposed amendment, which would be contained in a new Article Twelve, is attached as Exhibit A to this proxy statement. If the amendment is adopted, existing Article Twelve (Incorporator) would be re-numbered as Article Thirteen.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board has appointed Berry, Dunn, McNeil & Parker (“BDMP”) as the Company’s independent auditors to audit Community Bancorp.’s consolidated financial statements for the year ending December 31, 2010. BDMP served as the Company’s independent auditors for 2009 and 2008 and also provided certain tax and other audit-related services in those years. See “Fees Paid to Independent Auditors” below. Representatives of BDMP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Although neither Vermont law nor the Company’s bylaws requires the submission of the selection of the Company’s independent auditors to the shareholders for approval, the Board of Directors believes it is appropriate to give shareholders the opportunity to ratify the decision of the Audit Committee. Neither the Audit Committee nor the Board has made any determination as to what action, if any, would be taken if the shareholders do not ratify the appointment of BDMP as the Company’s independent auditors for 2010. If the shareholders fail to ratify this appointment, the Audit Committee may reconsider whether to retain BDMP and may retain that firm or another firm without resubmitting the matter to the shareholders.

Pre-Approval Required for Services of Independent Auditors

As part of its duties, the Audit Committee is required to pre-approve audit and non audit services performed by the Company’s independent auditors, in order to ensure that the provision of such services does not impair the auditors’ independence. Under applicable law, certain services may not be performed by the auditors under any circumstances. Consistent with these legal requirements, the Audit Committee’s charter provides that all permitted services must be approved by the Audit Committee in advance. However, the Audit Committee may delegate this authority to a member of the Committee, who is required to inform the entire Committee of any approval taken pursuant to that delegated authority. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors. Each of the services performed by BDMP described under the captions below was pre-approved by the Audit Committee.

Fees Paid to Independent Auditors

The following table summarizes the fees billed for professional services rendered by BDMP for the last two calendar years:

Fees	Year Ended December 31, 2009	Year Ended December 31, 2008

Audit Fees	$190,483	$152,782
Audit-Related Fees	22,571	13,335
Tax Fees	14,087	13,631
All Other Fees	0	0

Audit Fees. The aggregate audit fees billed for professional services rendered by BDMP related to the audit of the Company’s annual financial statements included in each of the Company’s Forms 10-K, review of financial statements included in each of the Company’s Forms 10-Q and audit of the Company’s Retirement Savings Plan, for the years ended December 31, 2009 and 2008.

Audit-Related Fees. The aggregate fees billed for assurance and related services rendered by BDMP related to the performance of the audit or review of the Company’s financial statements in the years ended December 31, 2009 and 2008. These services related to implementation of the Sarbanes-Oxley Act of 2002 and the application of accounting pronouncements and merger-related services.

Tax Fees. The aggregate tax fees billed for professional services rendered by BDMP related to tax compliance, tax advice and tax planning in the years ended December 31, 2009 and 2008. These services included preparation of federal tax returns, review of estimated tax payments, review of compliance with information reporting requirements and tax planning.

All Other Fees. There were no other fees billed for services provided by BDMP, other than the services reported in the paragraphs above, in the years ended December 31, 2009 and 2008.

Vote Required

Ratification of the selection of the Company’s independent auditors for the ensuing year will require that more votes be cast “FOR” than “AGAINST” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

ANNUAL REPORT

The Company’s Annual Report to Shareholders for the year ended December 31, 2009, including consolidated financial statements and the report of BDMP thereon, accompanies this proxy statement.

SHAREHOLDER NOMINATIONS AND OTHER PROPOSALS

Bylaw Requirements for Shareholder Nominations and Other Proposals

A shareholder may make a nomination for director or present other matters for action from the floor at the annual meeting, under procedures specified in Section 2.13 of the Company’s bylaws, which requires that a shareholder provide timely advance written notice and specified information to the Company. Under the amended bylaw, in order for a shareholder to make a nomination or propose other business from the floor at the 2011 annual meeting, the shareholder must provide to the Company advance written notice of the proposed nomination or other business, containing all of the information specified in the bylaws, no earlier than November 19, 2010 and no later than January 18, 2011 in order for the nomination to be made, or the other business to be proposed, from the floor at the 2010 annual meeting.

The required notice and information should be sent within the specified deadlines to the attention of the Corporate Secretary, Community Bancorp., P.O. Box 259, Derby, Vermont 05829. The notice must include the following information about the shareholder and any associated persons, and, as applicable in the circumstances, the following information regarding any nominee or other proposal:

Information Regarding the Proponent and Any Associated Person*

•

Name and address;

•

Class, series and number of shares of the Company’s capital stock held of record or beneficially owned;

•

Any derivative positions held of record or beneficially and information regarding any hedging transactions involving the Company’s capital stock;

•

Any material interest in the proposed business or nomination; and

•

A representation that the shareholder intends to be present at the meeting in person or by proxy to make the nomination or proposal.

Information Required for Director Nominations

•

Name and address of the nominee;

•

Description of all arrangements or understandings between the nominee and any other person (including the shareholder or any associated person of the shareholder) regarding the nomination;

•

All other information about the nominee that would be required to be included in the proxy materials filed under applicable rules of the Securities and Exchange Commission if the nominee had been nominated by the Board of Directors; and

•

A written consent of the nominee to serve as a director if properly nominated and elected.

Information Required for Other Business

•

A brief description of the proposal;

•

The reasons for making the proposal; and

•

Any direct or indirect interest of the shareholder or any associated person of the shareholder in making the proposal.

*

An associated person of a shareholder is any person directly or indirectly controlling or acting in concert with the shareholder, any beneficial owner of shares for which the shareholder is the record holder and any person controlling, controlled by or under common control with the associated person.

The Company’s Amended and Restated Bylaws were filed as Exhibit 3.1 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2008, and are available on the SEC’s website at www.sec.gov/edgar.shtml. A shareholder may also request a copy of the bylaws by contacting the Corporate Secretary at the address or telephone number shown below under “VOTING QUESTIONS OR OTHER SHAREHOLDER ASSISTANCE.”

The above process, which is governed by the Company’s bylaws, is in addition to, and separate from (i) the process contained elsewhere in this proxy statement under the caption “CORPORATE GOVERNANCE—Board Committees–Corporate Governance/Nominating Committee” for submitting names of possible director nominees for consideration by the Corporate Governance/Nominating Committee; and (ii) the process described below under “Inclusion of Shareholder Proposals in Company Proxy Materials,” which is governed by SEC Rules and which has an earlier notification deadline.

Use of Discretionary Authority in Connection with Shareholder Nominations and Proposals

Under the rules and regulations of the SEC, the Company will be permitted to use its discretionary authority conferred in the proxy card for the annual meeting to vote on a shareholder proposal or director nominee even if the proposal or nominee has not been discussed in the Company’s proxy statement, unless the shareholder-proponent has given timely notice to the Company of his or her intention to present the proposal or nominee for vote at the meeting. Assuming timely notice has been given, the proxies will only be voted on the matter pursuant to the grant of discretionary authority if the Company has described the proposal in the proxy statement and indicated how the persons named as proxies intend to vote on the matter. In order to be considered timely for this purpose for the 2011 annual meeting, the shareholder-proponent must furnish written notice to the Company of the proposal or nominee no earlier than November 19, 2010 and no later than January 18, 2010, the same advance notice period as described above for notice of proposals to be made from the floor at the annual meeting.

Inclusion of Shareholder Proposals in Company Proxy Materials

There is a separate process from that described above, with an earlier notification deadline, if a shareholder seeks to have his or her proposals included in the Company’s proxy materials for the 2011 annual meeting. That process is governed by SEC rules, not the Company’s bylaws. In order to be considered for inclusion in the Company’s proxy material for the 2011 annual meeting, shareholder proposals must be submitted in writing to the Secretary of the Company not later than December 14, 2010, and must comply in all respects with applicable rules and regulations of the SEC relating to such inclusion. Any such proposal will be omitted from or included in the proxy material at the discretion of the Board of Directors of the Company, subject to such rules and regulations.

Questions about any of the procedures for shareholder nominations or proposals should be directed to the Corporate Secretary, Community Bancorp., P.O. Box 259, Derby, Vermont 05829.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no business that may come before the 2010 annual meeting other than the three proposals described in this proxy statement. If any other matters should properly come before the meeting, it is expected that proxies will be voted on such matters in accordance with the recommendations of management.

VOTING QUESTIONS OR OTHER SHAREHOLDER ASSISTANCE

If you have any questions or require assistance with the voting process, contact either Corporate Secretary Chris Bumps or the Company’s stock transfer agent, Registrar & Transfer Company, at the address or telephone number shown below:

Chris Bumps, Corporate Secretary Community Bancorp. P.O. Box 259 Derby, VT 04829 (802) 334-7915	Registrar & Transfer Company Attn: Investor Relations Dept. 10 Commerce Drive Cranford, NJ 07016 (800) 368-5948

EXHIBIT A

TEXT OF PROPOSED AMENDMENT THE AMENDED AND

RESTATED ARTICLES OF ASSOCIATION OF

COMMUNITY BANCORP.

- To add new Article Twelve, reading in full as follows:

ARTICLE TWELVE

PROVISIONS APPLICABLE TO CERTAIN BUSINESS COMBINATIONS

Section A. In addition to any other vote that is required by these Articles or by applicable law, the affirmative vote of the holders of not less than the Required Percentage (as defined below) of the outstanding shares of Common Stock of the Corporation shall be required to approve or authorize any Business Combination (as defined below) of the Corporation with or involving any Substantial Shareholder (as defined below); provided, however, that such Required Percentage voting requirement shall not be applicable to any particular Business Combination if either:

(i)

such Business Combination is approved by at least two-thirds of the Disinterested Directors (as defined below); or

(ii)

the cash or fair market value of the property, securities or other consideration per share to be received in such Business Combination by holders of the Common Stock of the Corporation is not less than the Highest Per Share Price (as defined below) paid by the Substantial Shareholder in acquiring any of its holdings of the Corporation's Common Stock. The determination of whether this condition has been satisfied shall be made by vote of at least two-thirds of the Disinterested Directors.

Section B. For purposes of this Article Twelve:

(i)

"Affiliate and "Associate" have the respective meanings ascribed to such terms in Securities and Exchange Commission Rule 12b-2 under the Securities Exchange Act of 1934.

(ii)

A person or entity shall be deemed to be a "Beneficial Owner" of Common Stock of the Corporation:

(a)

which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of Securities and Exchange Commission Rule 13d-3 under the Securities Exchange Act of 1934; or

(b)

which such person or any of its Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or

(c)

which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of stock of the Corporation.

(iii)

"Business Combination" includes, without limitation, any of the following:

(a)

any merger, plan of share exchange or consolidation of the Corporation, or any Subsidiary, with or into any Substantial Shareholder, or any entity controlled by or under common control with the Substantial Shareholder;

(b)

any merger or consolidation of a Substantial Shareholder, or any entity controlled by or under common control with the Substantial Shareholder, with or into the Corporation or any Subsidiary;

(c)

any sale, lease, exchange, mortgage, pledge, transfer or other disposition, (in one transaction or a series of transactions) of all or substantially all of the property and assets of the Corporation or any Subsidiary, to a Substantial Shareholder, or any entity controlled by or under common control with the Substantial Shareholder;

(d)

any purchase, lease, exchange, mortgage, pledge, transfer or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets of a Substantial Shareholder or any entity controlled by or under common control with the Substantial Shareholder, by the Corporation or any Subsidiary;

(e)

any reclassification of the Corporation's securities (including a reverse stock split), or recapitalization or reorganization of the Corporation that would have the effect of increasing the proportionate voting power of a Substantial Shareholder;

(f)

any other transaction or series of transactions involving the Corporation or any Subsidiary and a Substantial Shareholder or any of its Affiliates or Associates having the intent or effect of causing a change in control of the Corporation; or

(g)

any agreement, contract or other arrangement providing for any of the transactions described in the foregoing clauses (a) through (f).

(iv)

"Disinterested Director" means (a) a Director who was a member of the Board of Directors of the Corporation immediately prior to the time that the Substantial Shareholder involved in a Business Combination became a Substantial Shareholder, and who is otherwise not affiliated with the Substantial Shareholder; and (b) a successor director who is recommended by at least a majority of the Disinterested Directors.

(v)

"Highest Per Share Price" means the highest price that can be determined by the Disinterested Directors to have been paid at any time by the Substantial Shareholder for any share or shares of Common Stock of the Corporation. In determining the Highest Per Share Price, all purchases by the Substantial Shareholder for which price information is available to or known by the Disinterested Directors shall be taken into account regardless of whether the shares were purchased before or after the Substantial Shareholder became a Substantial Shareholder. The Highest Per Share Price shall include any brokerage commissions, transfer taxes and soliciting dealers' fees paid by the Substantial Shareholder with respect to the shares of common stock of the Corporation acquired by the Substantial Shareholder. If the Disinterested Directors conclude that they are unable to determine the Highest Per Share Price, the Required Percentage vote requirement shall apply to such Business Combination, unless such Business Combination is approved by the affirmative vote of at least two-thirds of the Disinterested Directors pursuant to Section A(i) of this Article Twelve.

(vi)

For the purposes of Section A(ii) of this Article Twelve, the term "other consideration to be received" includes, without limitation, Common Stock or other capital stock of the Corporation retained by its existing stockholders other than Substantial Shareholder or other parties to such Business Combination in the event of a Business Combination in which the Corporation is the surviving corporation.

(vii)

"Required Percentage" means the affirmative vote of the holders of at least 67% of the Corporation's outstanding shares of Common Stock, or such lesser percentage of shares (but not less than 51%) as were voted in favor of adoption of this Article Twelve at the 2010 Annual Meeting of Shareholders of the Corporation (or any adjournment thereof). Following conclusion of the 2010 Annual Meeting of Shareholders, such Required Percentage shall be (a) certified in writing by the Corporate Secretary, which certification shall be made a part of the Corporation's corporate records, and (b) reported by the Corporation in a report on Form 8-K filed with the Securities and Exchange Commission.

(viii)

"Subsidiary" means any corporation or other entity of which a majority of any class of equity security is owned, directly or indirectly, by this Corporation.

(ix)

"Substantial Shareholder" means (a) any individual, corporation, partnership or other person or entity which, together with its Affiliates and Associates, is the Beneficial Owner of, in the aggregate, 5% or more of the outstanding Common Stock of the Corporation.

Section C. Two-thirds of the Disinterested Directors shall have the power to interpret all of the terms and provisions of this Article Twelve. Without limiting the generality of the foregoing, two-thirds of the Disinterested Directors shall have the power and duty to determine for the purposes of this Article Twelve, on the basis of information known to them after reasonable inquiry, (1) whether a person is a Substantial Shareholder, (ii) the number of shares of stock of this Corporation Beneficially Owned by any person or entity, (iii) whether a person or entity is an Affiliate or Associate of another; (iv) whether a transaction or series of transactions constitutes a Business Combination, including, without limitation, whether the assets which are the subject of any Business Combination constitute substantially all assets of this Corporation or any Subsidiary of the Corporation; (v) the fair market value of any property, securities or other consideration per share to be received by the holders of the Common Stock of the Corporation in any Business Combination; and (vi) the Highest Per Share Price paid by the Substantial Shareholder. The determination of the Disinterested Directors shall be final and binding.

Section D. The provisions set forth in this Article Twelve may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than the Required Percentage of the outstanding shares of the Corporation's Common Stock.

To renumber existing Article Twelve (Incorporator) as Article Thirteen.

401K

REVOCABLE PROXY

COMMUNITY BANCORP.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

MAY 18, 2010

The undersigned hereby appoints Elizabeth Bumps and Frank Allard, an each of them individually, as his or her lawful agents and proxies with full power of substitution in each, to vote all of the common stock of Community Bancorp. that the undersigned is (are) entitled to vote at the Annual Meeting of Shareholders to be held at the Elks Club, Derby, Vermont, on Tuesday, May 18, 2010 at 5:30 p.m. and at any adjournment thereof.

1. ELECTION OF FOUR DIRECTORS (except as marked to the contrary below):

For	Withhold	For All Except
☐	☐	☐

Four Nominees to serve until the Annual Meeting in 2013:

CHARLES W. BUCKNAM, JR., STEPHEN P. MARSH, PETER J. MURPHY AND FREDERIC OESCHGER

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

____________________________________________________________________________

2. TO AMEND THE AMENDED AND RESTATED ARTICLES OF ASSOCIATION TO ADOPT A SUPERMAJORITY AND FAIR PRICE PROVISION

For	Against	Abstain
☐	☐	☐

3. TO RATIFY THE SELECTION OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM OF BERRY, DUNN, MCNEIL & PARKER AS THE COMPANY’S EXTERNAL AUDITORS FOR THE FISCAL YEAR ENDING ON DECEMBER 31, 2010.

For	Against	Abstain
☐	☐	☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholders. If this Proxy is properly executed but no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

A dinner will be served for all registered shareholders immediately following the Annual Meeting.

Please check the box if you plan to attend.

☐

Please be sure to date and sign this proxy card in the box below.

Date Sign above

Detach above card, sign, date and mail in postage paid envelope provided.

COMMUNITY BANCORP.

In their discretion, the persons named above are authorized to act upon such other business as may properly come before the meeting or any adjournment thereof. If any such business is presented, it is the intention of the proxies to vote the shares represented hereby in accordance with the recommendations of management.

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE ACT PROMPTLY - SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

___________________________________________

___________________________________________

___________________________________________

REVOCABLE PROXY

COMMUNITY BANCORP.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

MAY 18, 2010

The undersigned hereby appoints Elizabeth Bumps and Frank Allard, an each of them individually, as his or her lawful agents and proxies with full power of substitution in each, to vote all of the common stock of Community Bancorp. that the undersigned is (are) entitled to vote at the Annual Meeting of Shareholders to be held at the Elks Club, Derby, Vermont, on Tuesday, May 18, 2010 at 5:30 p.m. and at any adjournment thereof.

1. ELECTION OF FOUR DIRECTORS (except as marked to the contrary below):

For	Withhold	For All Except
☐	☐	☐

Four Nominees to serve until the Annual Meeting in 2013:

CHARLES W. BUCKNAM, JR., STEPHEN P. MARSH, PETER J. MURPHY AND FREDERIC OESCHGER

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

____________________________________________________________________________

2. TO AMEND THE AMENDED AND RESTATED ARTICLES OF ASSOCIATION TO ADOPT A SUPERMAJORITY AND FAIR PRICE PROVISION

For	Against	Abstain
☐	☐	☐

3. TO RATIFY THE SELECTION OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM OF BERRY, DUNN, MCNEIL & PARKER AS THE COMPANY’S EXTERNAL AUDITORS FOR THE FISCAL YEAR ENDING ON DECEMBER 31, 2010.

For	Against	Abstain
☐	☐	☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholders. If this Proxy is properly executed but no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

A dinner will be served for all registered shareholders immediately following the Annual Meeting.

Please check the box if you plan to attend.

☐

Please be sure to date and sign this proxy card in the box below.

Date Sign above

Detach above card, sign, date and mail in postage paid envelope provided.

COMMUNITY BANCORP.

In their discretion, the persons named above are authorized to act upon such other business as may properly come before the meeting or any adjournment thereof. If any such business is presented, it is the intention of the proxies to vote the shares represented hereby in accordance with the recommendations of management.

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE ACT PROMPTLY - SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

___________________________________________

___________________________________________

___________________________________________

4811 US Rt. 5 P.O. Box 259 Derby, VT 05829-0259 Tel. 802 334-7915 Fax 802 334-3484
www.communitynationalbank.com cnbderby@communitynationalbank.com

April, 2010

TO:	Participants in the Community Bancorp. and Designated Subsidiaries Retirement Savings Plan (the “401(k) Plan”)

RE:	Instructions for voting shares of common stock of Community Bancorp.

As described in the enclosed materials, proxies are being solicited in connection with the three proposals to be considered at the upcoming Annual Meeting of Shareholders of Community Bancorp. We hope you will take advantage of the opportunity to direct the manner in which shares of common stock of Community Bancorp. allocated to your account in the Community Bancorp. 401(k) Plan will be voted.

Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, the Annual Report to shareholders and a Proxy. After you have reviewed the Proxy Statement, we urge you to vote your allocated shares held in the 401(k) Plan by marking, dating, signing and returning the enclosed Proxy in the envelope provided. In order to be effective, your Proxy must be received by Registrar and Transfer Company no later than May 18, 2010. Registrar and Transfer Company will tabulate the votes for the purpose of having those shares voted by the Trustee of the Plan. Your vote is confidential and will not be disclosed to the Company’s management or Board of Directors.

We urge you to vote, as means of participating in the governance of the affairs of Community Bancorp. If your voting instructions are not received, the shares allocated to your 401(k) Plan account generally will not be voted by the Trustees. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note that the enclosed material relates only to those shares of common stock which have been allocated to you in your account under the 401(k) Plan. If you also own shares of Community Bancorp. common stock outside of the 401(k) Plan, you should receive other voting material for those shares owned by you individually. Please return all your voting material so that all of your shares may be voted.

Sincerely,

COMMUNITY BANCORP.

/s/ Richard C. White

Richard C. White
Chairman

RCW/cb

Enclosures